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PROXY                          CITY COMMERCE BANK                          PROXY


                         ANNUAL MEETING OF SHAREHOLDERS
                                AUGUST 10, 1999


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


    The undersigned shareholder acknowledges receipt of the Notice of Annual Meeting of Shareholders of City Commerce Bank and the accompanying Proxy Statement/Prospectus dated July 9, 1999, and revoking any proxy heretofore given, hereby appoints Darcy Limosnero, Sara Pelaez, and Barbara McClain, or any one of them, with full power to act alone, my true and lawful attorney(s), agent(s) and proxy, with full power of substitution, for me and in my name, place and stead to vote and act with respect to all shares of common stock of the Bank which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on August 10, 1999, at 6:00 p.m., at the Downtown Office of City Commerce Bank, 33 East Carrillo Street, Santa Barbara, California 93101 and at any and all adjournment or adjournments thereof, with all the powers that the undersigned would possess if personally present, as follows:



    1. APPROVAL OF MERGER AGREEMENT. To approve the principal terms of the Agreement to Merge and Plan of Reorganization dated April 19, 1999 among City Commerce Bank, Mid-State Bancshares and Mid-State Bank and the transactions contemplated thereby pursuant to which (i) City Commerce Bank will merge with and into Mid-State Bank and Mid-State Bank will continue as the surviving bank,
(ii) Mid-State Bancshares will remain the bank holding company for Mid-State Bank, and (iii) the shareholders of City Commerce Bank will become shareholders of Mid-State Bancshares in accordance with the exchange ratio set forth in the Agreement. The terms and conditions of the Agreement and the formulas for calculating the number of shares of Mid-State Bancshares common stock to be issued for each share of City Commerce Bank common stock are set forth in the accompanying Proxy Statement/Prospectus dated July 9, 1999. Approval of the principal terms of the Agreement requires the affirmative vote of a majority of the outstanding shares of City Commerce Bank common stock.


            / /  FOR            / /  AGAINST            / /  ABSTAIN
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    2.  ELECTION OF DIRECTORS.

    To elect as directors the nominees set forth below:

    / / FOR all nominees listed below (except as indicated to the contrary below).

    / /  WITHHOLD AUTHORITY to vote for all nominees listed below.

William J. Blythe                                    Carl E. Lindros
Roger P. Duncan                                      John R. Mackall
Betty M. Hatch                                       C. Brian O'Gorman
H. Edward Heron                                      Eloy U. Ortega

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(Instruction: To withhold authority to vote for any individual nominee(s), write the nominee(s) name in the space above.)

    3.  OTHER BUSINESS.

    To transact such other business as may properly come before the meeting.

    Execution of this proxy confers authority to vote "FOR" each proposal listed above unless the shareholder directs otherwise. If any other business is presented at said meeting, this proxy shall be voted in accordance with the recommendations of the Board of Directors. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners SHOULD sign.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

I/WE DO / / or I/WE DO NOT / / expect to attend the meeting.

Dated:              , 1999                                           ----------------------------------
                                                                     (Number of Shares)

                                                                     ----------------------------------
                                                                     Signature of Shareholder(s)

                                                                     ----------------------------------
                                                                     Signature of Shareholder(s)